UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Reports on Form 8-K filed by Vestand Inc. (the “Company”) on December 2, 2025, and April 29, 2026, the Company received notices from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “September 2025 Quarterly Report”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), respectively, the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). Based on materials submitted to Nasdaq by the Company on January 23, 2026, and May 4, 2026, Nasdaq granted the Company an exception until May 18, 2026, to regain compliance with the Listing Rule.

On May 19, 2026, the Company received a Staff Delisting Determination letter (the “Staff Determination”) from Nasdaq notifying it that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq. The Staff Determination was issued as a result of the Company not being in compliance with the Listing Rule, as it has not filed its September 2025 Quarterly Report, its 2025 Form 10-K, and its Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “March 2026 Quarterly Report,” and together with the September 2025 Quarterly Report and 2025 Form 10-K, the “Delinquent Reports”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

On May 22, 2026, the Company submitted a request for a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) to appeal the Staff Determination (the “Hearing Request”). The Hearing Request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. However, in connection with the Hearing Request, the Company also requested that the Staff Determination be further stayed pending the hearing process. According to the Staff Determination, hearings are typically scheduled to occur approximately 30 to 45 days after the date of a company’s hearing request.

Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing and Hearing Review Council for review. The Company is working diligently to prepare and file the Delinquent Reports as soon as possible to regain compliance with the Listing Rule. However, there can be no assurance that such reports will be filed before any hearing occurs, that the Hearings Panel will grant the Company’s request for a stay pending the hearing process, or that the Company’s request for an extension of time to file the Delinquent Reports at the hearing will be granted. If the Company’s requests for a stay and extension are not granted, the Company’s shares of Class A Common Stock will be delisted from the Nasdaq stock exchange. The Company anticipates that, if the shares of Class A Common Stock are delisted from the Nasdaq stock exchange, they may become eligible for trading on the over-the-counter (“OTC”) market system, but that cannot be assured.

Forward Looking Statement.

This filing contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the timing of the filing of the Delinquent Reports and the outcome of the Company’s request for stay and appeal. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this filing. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Company’s Delinquent Reports; the risk that the work necessary to prepare and complete the Delinquent Reports is greater than anticipated or may involve the resolution of additional issues identified during the review process; the outcome of the Company’s appeal of the Staff Determination; the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to or the appeal or during the hearing; and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company’s Class A common stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the U.S. Securities and Exchange Commission. The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.

Item 7.01 Regulation FD Disclosure

A press release dated May 26, 2026, disclosing the Company’s receipt of the Staff Determination referenced above, is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2026

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer